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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-13525) and related Prospectus of Johnson Controls Inc. for the registration of up to $1,500,000,000 of securities on terms to be determined at the time of offering, and to the incorporation by reference therein of our report dated October 30, 1995 (except Notes A and C, as to which the date is September 26, 1996) with respect to the combined financial statements of Prince Holding Corporation for the fiscal year ended October 1, 1994, and our report dated October 25, 1996 with respect to the combined financial statements of Prince Holding Corporation for the years ended September 30, 1996 and 1995, included in the Current Reports on Form 8-K of Johnson Controls, Inc. filed with the Securities and Exchange Commission on October 4, 1996 and March 10, 1997, respectively.

                                                ERNST & YOUNG LLP


Grand Rapids, Michigan
May 1, 1997